Exhibit 5.1

[Letterhead of Seyfarth Shaw LLP]

[__________], 2018

Clearone, Inc.

5225 Wiley Post Way, Suite 500

Salt Lake City, Utah 84116

RE:	Registration Statement on Form S-1

Ladies and Gentleman:

We have acted as outside securities counsel to Clearone, Inc., a Delaware corporation (the “Company”) in connection with the Company’s registration statement on Form S-1 (the “Registration Statement”) initially filed on September 24, 2018 by the Company with the Securities and Exchange Commissions (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance by the Company of (i) non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), to be distributed by the Company without consideration in connection with the Company’s Rights offering to holders of record of Common Stock as of the record date, and as more fully described in the Registration Statement, and (ii) up to [__________] shares of Common Stock issuable upon exercise of the Rights (the “Rights Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

In our capacity as counsel to the Company and for purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the Certificate of Incorporation of the Company as in effect on the date hereof (the “Charter”);
(ii)	the Bylaws of the Company as in effect on the date hereof (the “Bylaws”);
(iii)	the Registration Statement and all exhibits thereto;
(iv)

a status certificate of the Secretary of State of the State of Delaware, dated as of a recent date, to the effect that the Company is duly incorporated and validly existing under the laws of the State of Delaware and is duly authorized to transact business in the State of Delaware; and

(v)	such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

As to certain factual matters, and without investigation or analysis of any underlying data contained therein, we have relied on oral or written statements of officers and other representatives of the Company, whom we believe to be responsible, in rendering the opinion set forth below. In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;
(b)	each natural person executing any of the Documents is legally competent to do so;
(c)

any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	all certificates submitted to us are true, correct and complete both when made and as of the date hereof;
(e)

the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale of the Rights Shares in accordance with the Charter, Bylaws and applicable law; and

(f)	the number of Rights Shares to be offered and sold subsequent to the date hereof under the Registration Statement will not exceed the number of shares of Common Stock authorized in the Charter.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1)	The Rights have been duly authorized by the Company and, when issued, will be the valid and binding obligations of the Company, enforceable against the Company.
2)

The Rights Shares have been duly authorized, and, when issued and delivered in the manner described in the Registration Statement against payment therefor, and upon the book entry of the Rights Shares by the transfer agent for the Common Stock, will be validly issued, fully paid, and nonassessable in accordance with their terms.

The scope of this opinion is limited to the federal laws of the United States of America and the laws of the State of Delaware, including without limitation applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. The opinion expressed herein does not extend to compliance with federal and state securities laws relating to the sale of the Rights Shares.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances which now exist or which occur or arise in the future and may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to us under heading “Legal Matters” in the prospectus included with the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

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